Exhibit 10.36

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Distribution Agreement by and between Cardica, Inc. a Delaware Corporation and Century Medical, Inc. a Japanese Corporation Dated as of September 2, 2011

DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT (this “Agreement”) is made this 2nd day of September, 2011 (the “Effective Date”), by and between Cardica, Inc., a Delaware corporation with its principal place of business located at 900 Saginaw Drive, Redwood City, California 94063, USA (hereinafter referred to as “COMPANY”) and Century Medical, Inc., a Japanese Corporation with its principal place of business located at 1-11-2 Ohsaki, Shinagawa-Ku, Tokyo, 141-8588, Japan (hereinafter referred to as “DISTRIBUTOR”) in consideration of the mutual covenants and conditions hereinafter stated.

1.  DEFINITION OF TERMS

1.1	“Competing Products”

“Competing Products” shall mean stapling products that cut and seal tissue by means of applying a line of metallic staples to the tissue.

1.2	“Contract Year”

“Contract Year” shall mean a twelve (12) month period commencing on, and thereafter beginning on the anniversary of, the first day of the first full month following the date of First Commercial Sale in the Territory of any Product.

1.3	“First Commercial Sale”

“First Commercial Sale” shall mean the first sale of any Product by DISTRIBUTOR to a third-party in the Territory with all medical device approvals required to market and sell such Product from The Japanese Ministry of Health, Labour and Welfare (“MHLW”) (the “Shonin”) through the Pharmaceuticals and Medical Devices Agency (“PMDA”), an administrative agency under the control of the MHLW, including but not limited to, Facility Accreditation, QMS Investigation and registration in the Japanese Reimbursement Health Insurance System with the MHLW for the Products, all the foregoing of which are needed to import and market the Products in the Territory.

1.4	“Initial Term”

“Initial Term” shall mean the five (5) year period beginning on the date of expiration of the Premarketing Term.

1.5	“Note Agreement”

“Note Agreement” shall mean that certain secured note purchase agreement by and between COMPANY and DISTRIBUTOR dated as of even date herewith pursuant to which DISTRIBUTOR agrees to disburse in one or more tranches to COMPANY a secured loan in an aggregate amount up to four million U.S. dollars ($4,000,000) at a simple interest rate of five percent (5%), payable quarterly in arrears.

1.6	“Party” or “Parties”

“Party” or “Parties” shall mean COMPANY or DISTRIBUTOR, individually and collectively.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-1
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.7	“Premarketing Term”

“Premarketing Term” shall mean the period beginning on the Effective Date and ending on the first day of the first full month following the date of First Commercial Sale.

1.8	“Products”

“Products” shall mean those Products specifically listed in Schedule 1, whether manufactured by or for COMPANY or its affiliates, including any improvements or modifications thereto, as such schedule may be amended from time to time.  As used herein, “affiliate” means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person or entity, where “control” means (a) fifty percent (50%) or more common equity ownership, or (b) the ability to direct the management or policies of a person or entity, whether by contract or otherwise.

1.9	“Territory”

“Territory” shall mean Japan.

2.  APPOINTMENT OF DISTRIBUTOR

2.1	Appointment as DISTRIBUTOR by COMPANY.

COMPANY hereby appoints DISTRIBUTOR as its exclusive importer and distributor of COMPANY’s Products for the Territory, and DISTRIBUTOR hereby accepts such appointment on the terms and conditions set forth in this Agreement.  Under no circumstances shall DISTRIBUTOR have authority to sell or distribute any Products outside the Territory.  COMPANY shall also grant to DISTRIBUTOR a right of first negotiation for the import and distribution in the Territory of all new and future products with all line extensions, modifications and improvements thereto, manufactured and sold by COMPANY or products acquired by COMPANY or its affiliates for distribution by COMPANY.  Such distribution shall be in accordance with the terms and conditions of this Agreement, with a per unit purchase price and minimum purchase levels (“MPL”) mutually agreeable to COMPANY and DISTRIBUTOR.  If within thirty (30) days of COMPANY’s first written proposal to DISTRIBUTOR, COMPANY and DISTRIBUTOR cannot agree upon a per unit purchase price and MPL for such new products or if DISTRIBUTOR declines to distribute such products, then COMPANY will be permitted to distribute or cause to distribute by alternate means only such products as were first offered to DISTRIBUTOR for distribution in the Territory; provided, however, that COMPANY’s distribution of said products by alternate means shall be upon terms and conditions (including the per unit purchase price and MPL) to such alternate distributor no more favorable than the terms and conditions under which such products were last offered to DISTRIBUTOR for distribution.

2.2	Subdistributors.

DISTRIBUTOR may appoint subdistributors to make sales of Products within the Territory on such terms and conditions as DISTRIBUTOR determines to be necessary to fulfill its obligations under this Agreement; provided that no such appointment or delegation shall relieve DISTRIBUTOR from any obligations hereunder.  COMPANY acknowledges and agrees that DISTRIBUTOR will use subdistributors in the sale of Products, the use of said subdistributors being a normal business custom in the Territory.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-2
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.  TERM OF DISTRIBUTORSHIP

3.1	Consideration for Distribution Rights.

Concurrent with and contingent upon the execution of this Agreement, COMPANY and DISTRIBUTOR shall execute the Note Agreement.  All rights and obligations of the Parties under this Agreement, except for COMPANY’s obligation under Sections 5.1(x) and 5.1(xi) below, shall be conditioned upon, in the sole discretion of DISTRIBUTOR, successful deployment of the Products in a clinical case and satisfactory completion of a wet lab described therein.

3.2	Term.

Subject to the foregoing, this Agreement and the rights conferred on DISTRIBUTOR hereunder shall come into effect on the Effective Date and shall remain in effect until the expiration of the Initial Term.  At the end of the Initial Term, this Agreement shall automatically renew for an additional five (5) years (the “Renewal Period”) subject to DISTRIBUTOR having met the MPL for each Contract Year during the Initial Term as required under Section 8.6 below.

4.  DUTIES OF DISTRIBUTOR

4.1	Duties of DISTRIBUTOR.

DISTRIBUTOR covenants and agrees to do each of the following:

(i)           DISTRIBUTOR shall use commercially reasonable efforts to promote and sell the Products in the Territory;

(ii)           DISTRIBUTOR shall send one person from its sales and marketing organization to COMPANY for training prior to the First Commercial Sale of the Products in the Territory for a period of time mutually agreed upon by the Parties;

(iii)           DISTRIBUTOR shall maintain a commercially reasonable stock of the Products in order to promote the Products in the Territory;

(iv)           DISTRIBUTOR shall exhibit Products at industry meetings in the Territory;

(v)           DISTRIBUTOR shall create and develop a training program for end-user physician customers in the Territory in cooperation with COMPANY.  DISTRIBUTOR shall not sell Products to any end-users who have not been trained in the use of the Products;

(vi)           DISTRIBUTOR shall confer with COMPANY, from time to time, upon the written request of COMPANY, on matters relating to the marketing and promotion of the Products in the Territory;

(vii)           DISTRIBUTOR shall keep COMPANY informed regarding regulatory requirements in the Territory and shall, from time to time, provide COMPANY with updates to the Memorandum of Compliance;

(viii)           DISTRIBUTOR shall not solicit the sale of, promote the sale of, sell, exhibit for sale, distribute or manufacture any Competing Products in the Territory;

(ix)           (a) DISTRIBUTOR shall translate into the local languages of the Territory, at its own expense, any promotional materials, advertising or marketing information (“Marketing Materials”) supplied at the discretion of COMPANY which DISTRIBUTOR determines may be useful in the marketing of Products.  DISTRIBUTOR shall translate the Marketing Materials as is, and shall not make claims regarding the use of the Products that are not present in the English language materials.  DISTRIBUTOR will forward to COMPANY a copy of all translated Marketing Materials.  Any revision to such translated Marketing Materials must be sent to Company within thirty (30) days of release.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-3
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) DISTRIBUTOR shall translate labeling, including instructions for use, for the Products into the official languages of the Territory.  DISTRIBUTOR will provide COMPANY with such translated labeling within five (5) days after such translation is complete, and before distributing Products bearing such labeling.  DISTRIBUTOR shall not distribute Products bearing translated labeling before receiving approval from COMPANY, which shall not be unreasonably withheld.  COMPANY and DISTRIBUTOR have communicated regarding translations and amendments of instructions for use for the Products, and both COMPANY and DISTRIBUTOR hereby acknowledge that the current translation of instructions for use for the Products under use by DISTRIBUTOR in the Territory is considered approved by COMPANY.

(c) Notwithstanding Section 4.1(ix)(b), DISTRIBUTOR shall amend the instructions for use as necessary in accordance with the Japanese Pharmaceutical Affairs Law and its related ordinances or guidance issued by the MHLW.  DISTRIBUTOR shall also amend the translation as necessary whenever requested by the MHLW or PMDA.  In addition, DISTRIBUTOR can amend the translation as a mean of preventive actions for adverse events or device malfunctions.  In any major amendments in the above cases, DISTRIBUTOR will provide for COMPANY’s review such translated instructions for use; and

(x)           during the term of this Agreement, and for a period of three (3) years from the expiration or termination of this Agreement, DISTRIBUTOR, its affiliates, successors and assigns shall not directly solicit or indirectly solicit for employment or hire in any capacity any personnel employed by COMPANY or any affiliate of COMPANY.

4.2	Product Approvals.

DISTRIBUTOR shall use its commercially reasonable efforts to obtain, at its own expense (except as otherwise provided herein), all Shonin required to market the Products in the Territory.  DISTRIBUTOR shall be under no obligation to conduct or perform any clinical trial for purposes of obtaining any Shonin or marketing the Products in the Territory.

In the event that DISTRIBUTOR is unable, within five (5) years of the Effective Date, to make First Commercial Sale, COMPANY shall have the sole and exclusive right to terminate this Agreement with immediate effect.

5.  DUTIES OF COMPANY

5.1	Duties of COMPANY.

COMPANY covenants and agrees to do each of the following:

(i)           COMPANY shall use its commercially reasonable efforts to research and respond to Product improvement needs of end-users in the Territory;

(ii)           COMPANY shall not (a) appoint any other distributor or importer of the Products in the Territory during the term of this Agreement or (b) make sales, directly or indirectly, of any of the Products to any person in the Territory other than DISTRIBUTOR or to any customer outside the Territory who is known to COMPANY, or who COMPANY should reasonably know, intends to introduce, directly or indirectly, the Products into the Territory.  Further, COMPANY shall not, directly or indirectly, import, manufacture, sell, market or otherwise distribute in the Territory (except pursuant to this Agreement) the Products or any products directly competitive with the Products;

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-4
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iii)           COMPANY shall provide DISTRIBUTOR with all materials necessary to obtain and maintain the Shonin for the import and sale of Products within the Territory by promptly furnishing to DISTRIBUTOR, at COMPANY’s cost, such technical descriptions, specifications, data, drawings, information, service manuals, quality control audits, facility inspection reports issued by governmental regulators or international quality control auditors, and so forth regarding the Products, in the English language, as DISTRIBUTOR may reasonably request;

(iv)           COMPANY shall provide DISTRIBUTOR, at no cost, all Products necessary for DISTRIBUTOR to fulfill its obligations under Section 4.2; however, the number of Products supplied at no charge to DISTRIBUTOR shall not exceed five (5) units of sterile Products per Shonin application;

(v)           COMPANY shall provide DISTRIBUTOR with the information, documentation, data and certificates listed in the Memorandum of Compliance executed between the Parties, as amended from time to time, necessary for DISTRIBUTOR to remain in compliance with the Good Manufacturing Practices laws and regulations of the Territory;

(vi)           COMPANY shall inform DISTRIBUTOR, from time to time, of technical and other developments regarding the Products as they may occur;

(vii)           COMPANY shall furnish to DISTRIBUTOR on an on-going basis, at COMPANY’s cost, with a reasonable quantity of such technical, advertising and selling information and other promotional literature in the English language regarding the Products.  COMPANY shall review labeling translated by DISTRIBUTOR in accordance with Sections 4.1(ix)(b) and (c), including instructions for use, within ten (10) days of its receipt;

(viii)           COMPANY shall provide Product training to personnel of DISTRIBUTOR at times and places mutually agreed upon by both Parties, with each Party bearing its own expenses for attending such training;

(ix)           COMPANY shall provide DISTRIBUTOR sterile Product samples at a price equal to COMPANY’s manufacturing cost plus a fifteen percent (15%) handling fee.  DISTRIBUTOR’s sterile Product sample purchases shall be capped annually at an amount not to exceed ten percent (10%) of DISTRIBUTOR’s commercial Product purchases.  The total number of non-sterile non-functional Products given to DISTRIBUTOR at no charge shall initially be twenty (20) units and any additional quantities shall be provided at COMPANY’s sole discretion.  All such non-sterile Products shall be used for demonstration purposes only and may not be used for any other commercial activity (e.g., sale; lease; loaner; etc.) or implanted;

(x)           COMPANY shall reasonably afford an opportunity to DISTRIBUTOR to observe deployment of the [ * ] Product in a clinical case, currently scheduled in Germany for [ * ], or at such other date or site as mutually agreed upon between the Parties;

(xi)           COMPANY shall reasonably afford an opportunity to DISTRIBUTOR to participate in a wet lab deployment of the [ * ] Products, currently planned at COMPANY’s facilities for [ * ], or at such other date as mutually agreed upon between the Parties; and

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-5
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(xii)           during the term of this Agreement and for a period of three (3) years from the expiration or termination of this Agreement, COMPANY, its affiliates, successors and assigns shall not directly solicit or indirectly solicit for employment or hire in any capacity any personnel employed by DISTRIBUTOR or any affiliate of DISTRIBUTOR.

6.  EXPENSES

6.1	DISTRIBUTOR’s Expenses.

Except as otherwise specifically provided herein, DISTRIBUTOR shall be responsible for all expenses incurred by it in connection with the implementation of this Agreement, including without limitation salaries, office and travel expenses of its employees, advertising and trade shows within the Territory and any and all taxes which may be imposed on DISTRIBUTOR within the Territory.  COMPANY shall bear only such of these expenses as to which it has given prior written approval.

6.2	COMPANY’s Expenses.

Except as otherwise specifically provided herein, COMPANY shall be responsible for payment of all expenses incurred by it including any taxes imposed on it and shall also pay those expenses incurred in connection with the implementation of this Agreement for which it has given prior written approval.

7.  RECORDS and REPORTS

7.1	Records and Reports.

Subject at all times to Section 11.2, DISTRIBUTOR shall maintain complete and accurate records of aggregate purchases and resales of the Products.  DISTRIBUTOR shall provide to COMPANY, by the thirtieth (30th) day of the first month following the end of each calendar quarter during the term of this Agreement, a quarterly report summarizing DISTRIBUTOR’s sales activities under this Agreement for the prior calendar quarter and containing such other information as COMPANY may reasonably request, including without limitation a description of and the amount of all Products in DISTRIBUTOR’s inventory as of the first day of each calendar month.

DISTRIBUTOR and COMPANY each shall, for tracking purposes, maintain accurate delivery, receiving and shipping records including model and lot numbers of the Products.

7.2	Adverse Experience Reporting.

COMPANY and DISTRIBUTOR shall follow the guidelines contained in the Memorandum of Compliance executed between the Parties regarding adverse events associated with the Products.

7.3	Recall.

If either Party believes or is notified that a recall in the Territory of any Product is desirable or required by law, it will notify the other Party within twenty-four (24) hours of any such notice.  The Parties will then discuss reasonably, expeditiously and in good faith whether such recall is appropriate or required and the manner in which any mutually agreed recall shall be handled.  The Party whose mistake, negligence or gross negligence results in such recall shall bear the expenses incurred in connection with such recall.  In addition, if COMPANY is the responsible Party, COMPANY shall reimburse DISTRIBUTOR for the price paid hereunder for such Products as may be recalled, plus all freight and related travel costs incurred by DISTRIBUTOR in connection with such recalled Products, including any costs incurred in disposing of or returning such recalled Products to COMPANY at COMPANY’s instruction.  The Parties will mutually agree upon the methods of disposal consistent with applicable laws in the Territory.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-6
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.  SALES OF PRODUCT TO DISTRIBUTOR

8.1	Purchase Prices and Terms.

COMPANY shall sell the Products to DISTRIBUTOR at the prices set forth in Schedule 1.  Payments on purchase orders shall be due at the end of the month immediately following the month of shipment of the Products to DISTRIBUTOR.  Payment shall be made by wire transfer in U.S. funds to an account designated in writing by COMPANY.  All shipments of Products shall be billed to DISTRIBUTOR at the price in effect for each Product in accordance with this Section 8.1 and Schedule 1, on the date of DISTRIBUTOR’s purchase order for such Products.  COMPANY shall have the right to change the prices of the Products no more than once each Contract Year consistent with prices charged to third-party international distributors of the Products, taking into consideration such factors as exchange rates, device-specific reimbursement rates for the Products in the Territory, if any, competition, and the like, by notifying DISTRIBUTOR in writing of any such change at least ninety (90) days prior to the effective date of any such change.  Notwithstanding the foregoing, in no event shall any price increase exceed five percent (5%) of the then current price for such Product.  Further, DISTRIBUTOR shall have the right to request a change in price, taking into consideration such factors as exchange rates, device-specific reimbursement rates for the Products or technical fees given to institutions for procedures where the Products are used in the Territory, if any, competition, and the like, by notifying COMPANY in writing of any such request and the reason for such request which request COMPANY shall consider in good faith.

8.2	Risk of Loss, Deliveries.

DISTRIBUTOR shall purchase the Products from COMPANY EXW (as defined under Incoterms 2010 of the International Chamber of Commerce) place of manufacture with risk of loss passing to DISTRIBUTOR upon delivery of the Products to the carrier.  DISTRIBUTOR shall be responsible for taxes (other than any taxes on COMPANY’s income) and import duties imposed in the Territory and for shipping fees.  COMPANY shall deliver accepted orders within the acknowledged time of shipment stated in COMPANY’s acceptance of the order.  All Products shall be packed for shipment and storage in accordance with COMPANY’s standard commercial practices, unless DISTRIBUTOR notifies COMPANY of special packaging requirements, in which event COMPANY shall be entitled to charge DISTRIBUTOR for any additional costs approved in advance by DISTRIBUTOR.

8.3	Acceptance and Cancellation of Orders.

All orders for Products by DISTRIBUTOR shall be initiated by DISTRIBUTOR’s issuance of a written purchase order sent via facsimile or mail to COMPANY or such other place as designated by COMPANY.  Such orders shall state unit quantities, unit descriptions, requested delivery dates, and shipping instructions.  The acceptance by COMPANY of an order shall be indicated by written acknowledgment thereof by COMPANY within five (5) business days following receipt of each order.  This Agreement shall control orders of Products by DISTRIBUTOR.  Any conflicting or different or additional terms or conditions contained in DISTRIBUTOR’s purchase order, COMPANY’s acknowledgment or other similar document shall not add to or modify the terms of this Agreement.  COMPANY shall have the right to cancel any order placed by DISTRIBUTOR or to refuse or delay the shipment thereof to the extent that DISTRIBUTOR is in default of any payment obligations hereunder.  DISTRIBUTOR may cancel an order, or any part thereof, for standard Products normally kept in COMPANY’s inventory which COMPANY has accepted only by providing written notice to COMPANY prior to the shipment of such Products and by paying such reasonable cancellation charge as requested by COMPANY.  DISTRIBUTOR may not cancel an order for non-inventory Products or custom made Products which COMPANY has accepted unless confirmed in writing by COMPANY and by paying such reasonable cancellation charge as requested by COMPANY, which cancellation charge may include, without limitation reasonable tooling and works-in-progress expenses requested by COMPANY.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-7
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.4	Product Specifications.

COMPANY shall be obligated to deliver Products of the specifications and quality standards in effect at the time and made known to DISTRIBUTOR and which contain a minimum shelf life of the greater of ten (10) months or eighty percent (80%) of the intended maximum shelf life for such Product at the time COMPANY delivers an order.  COMPANY shall use reasonable efforts to extend the intended maximum shelf life of Products to twenty-four (24) months or more for such Products by the end of 2012.  COMPANY reserves the right to change the design or specifications of any of the Products at any time with ninety (90) days’ prior written notice to DISTRIBUTOR.  COMPANY also reserves the right to discontinue the manufacture and distribution of any of the Products at any time, with ninety (90) days’ prior written notice to DISTRIBUTOR and, without substitution, in COMPANY’s sole discretion; provided that a discontinuation or cancellation of a Product or Product line for the purpose of transfer to a third-party or to an affiliate of COMPANY shall be deemed an assignment of COMPANY’s rights and obligations of this Agreement with respect to such Products, and COMPANY shall ensure that such transferee shall be bound by the terms and conditions of this Agreement to the same extent as COMPANY with respect to any such Products.  COMPANY acknowledges and understands that a substantial lead time is required to obtain Shonin for Product specification changes and COMPANY will use its commercially reasonable efforts to give DISTRIBUTOR as much advance notification as possible in excess of ninety (90) days concerning Product specification changes.  In the event COMPANY discontinues the manufacture or distribution of any Product or in the event of a Product specification change or in the event of COMPANY’s refusal to or failure to accept or fill any bona fide purchase orders for Products, DISTRIBUTOR’s MPL under Section 8.6 herein shall be amended and adjusted accordingly.

8.5	Taxes.

DISTRIBUTOR shall be responsible for all taxes levied and/or imposed by the Japanese government or Japanese taxing authority (other than any tax on COMPANY’s income) related to this Agreement; provided that DISTRIBUTOR may withhold from any payments to COMPANY any amounts required by Japanese law to be withheld, and shall provide to COMPANY receipts of any amounts so withheld issued by the proper authority, and such withholding taxes shall not be “grossed up”.  COMPANY shall be responsible for all taxes levied and/or imposed by the United States government or any taxing authority in the United States related to this Agreement.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-8
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.6	Purchase Levels.

DISTRIBUTOR’s right to maintain its exclusive distributorship as set forth in Section 2.1, herein, shall be subject to the following:

(i)           The MPL for Contract Year 1 shall be a best effort basis only.  Upon receipt of the Shonin, DISTRIBUTOR shall place an initial stocking order for one thousand (1,000) units of the Products, the composition of which order shall be determined at DISTRIBUTOR’s sole discretion.

(ii)           For Contract Year 2 and thereafter, DISTRIBUTOR and COMPANY shall prepare and agree upon an MPL ninety (90) days prior to the anticipated beginning of the Contract Year 2 of the Initial Term and ninety (90) days prior to the beginning of each subsequent Contract Year thereafter during Initial Term and any subsequent Renewal Periods.  With respect to Product line additions or extensions, the Parties shall make MPL adjustments as mutually agreed upon, commensurate with the expanded total available market opportunity associated with the expanded Product offerings.  If after exhausting all reasonable efforts COMPANY and DISTRIBUTOR are unable to mutually agree upon an MPL ten (10) days prior to the beginning of a subsequent Contract Year, then the default MPL for the subsequent Contract Year shall be the product of the actual purchases by DISTRIBUTOR during the Contract Year immediately preceding the subsequent Contract Year times one point one zero (1.10) for Contract Year 2-4 and one point zero five (1.05) for any subsequent Contract Year after Contract Year 4.

(iii)           For thirty (30) days following the conclusion of any Contract Year of the Agreement in which DISTRIBUTOR has not purchased the MPL for that Contract Year, DISTRIBUTOR shall have the discretionary right but not the obligation to purchase additional Products from COMPANY at the then applicable purchase prices in order to satisfy DISTRIBUTOR’s MPL for the prior Contract Year.  Any purchases credited towards the prior Contract Year’s MPL in accordance with the immediately preceding sentence shall not be credited towards the then current Contract Year’s MPL.

(iv)           Except as described in Section 8.6(iii) above, for purposes of this Section 8.6, a Product shall be deemed purchased during a designated Contract Year when a firm purchase order has been received and accepted by COMPANY during such Contract Year, and which order calls for delivery of Products within that Contract Year.

(v)           Notwithstanding any other provision of this Agreement to the contrary, any MPL then in effect shall be adjusted accordingly to reflect the effect of any new Products and any Product line extensions, any Product recall, any discontinuation of a Product or Product line, any change in design or specifications of any Product which has a material adverse impact on DISTRIBUTOR’s ability to market or sell such Product, any transfer to a third-party or affiliate of COMPANY of any Product as described in Section 8.4 that has a material adverse impact on DISTRIBUTOR’s ability to market or sell such Product, any termination of this Agreement with respect to a Product as described in Section 12.2, any refusal or failure by COMPANY to satisfy a bona fide purchase order made in accordance with the terms of Section 8.3, or any relevant event of force majeure as set forth in Section 14.1.

(vi)           COMPANY shall have the right but not the obligation to terminate this Agreement in the event that DISTRIBUTOR has not purchased the MPL for Contract Year 2 and any Contract Year thereafter during the term of this Agreement.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-9
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vii)           Notwithstanding any provision of this Agreement to the contrary, the MPL has been and will be established solely for the purpose of providing COMPANY with a contingent right to terminate the exclusive distributorship granted to DISTRIBUTOR under Section 2.1, in Contract Year 2 and any Contract Year thereafter, and failure to meet the MPL (1) shall not be deemed a material breach of this Agreement or (2) a fundamental breach under the United Nations Convention on Contracts for the International Sale of Goods.  COMPANY agrees that its sole remedy for any failure of DISTRIBUTOR to achieve the MPL for Contract Year 2 and any Contract Year thereafter shall be the termination of DISTRIBUTOR’s exclusive distributorship rights hereunder without any rights to claim against DISTRIBUTOR for any alleged losses or damages of any kind, for reimbursement of any costs of any kind, including attorneys’ fees, or for payment of any other kind; provided, however, that the obligations between DISTRIBUTOR and COMPANY under Section 13.2, which may include payments, shall survive a termination for failure of DISTRIBUTOR to fulfill the MPL.  This Section 8.6(vii) is not intended to, and shall not be construed to, create any obligation on the part of DISTRIBUTOR to purchase, or any right on the part of COMPANY to cause DISTRIBUTOR to purchase, Products in quantities necessary to satisfy any MPL for any Contract Year.

9.  PRODUCT LIABILITY

9.1	Claim, Suit or Action.

If any claim is made or any suit or action is instituted against DISTRIBUTOR arising out of or otherwise in connection with any defect or alleged defect in the Products sold by COMPANY to DISTRIBUTOR under this Agreement, COMPANY shall, without limiting the general indemnity provided by Section 12.1 of this Agreement, at its own expense and upon request by DISTRIBUTOR:

(i)           investigate or research the causes of accidents, occurrences, injuries or losses affecting any person or property as a result of the manner in which the Products are designed, manufactured, treated, packaged, labeled, delivered, sold or used, and use its best efforts to correct or eliminate such causes within a reasonable period; and

(ii)           provide to DISTRIBUTOR any and all assistance (including, without limitation, technical and other information, documents, data, materials and witnesses) which are, in the opinion of DISTRIBUTOR or its counsel, necessary or useful for DISTRIBUTOR’s defense to such claim, suit or action in relation to the Products sold by COMPANY to DISTRIBUTOR hereunder.

9.2	Product Liability Insurance.

COMPANY shall, at its own expense, obtain and maintain product liability insurance underwritten by a company or companies authorized to do business in the state, countries and Territory contemplated by this Agreement, subject to DISTRIBUTOR’s prior written approval, to cover any and all losses, damages (actual, consequential or indirect), liabilities, penalties, claims, demands, suits or actions, and related costs and expenses of any kind (including without limitation, expenses of investigation, counsel fees, judgments and settlements) for injury to or death of any person or property damages or any other loss suffered or allegedly suffered by any person or entity arising out of or otherwise in connection with the Products sold by COMPANY to DISTRIBUTOR pursuant to this Agreement.  COMPANY shall maintain such insurance in a minimum amount of five million U.S. dollars ($5,000,000.00) per occurrence in connection with such insurance.  COMPANY shall furnish DISTRIBUTOR with copies of all applicable insurance policies, which insurance policies shall not be canceled, modified or reduced without the prior written consent of DISTRIBUTOR.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-10
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.  WARRANTY POLICY

10.1	Warranties.

COMPANY warrants that the Products sold to DISTRIBUTOR shall be (1) free from any defects in material, design, workmanship, manufacture, treatment, packing, instruction manuals, labeling, warning or otherwise until the use before date (“UBD”) for sterile Products, (2) substantially in conformance with the written specifications maintained by COMPANY at the date of delivery of such Products, and (3) in compliance at all times with the requirements of and regulations adopted pursuant to the U.S. Federal Food, Drug and Cosmetic Act and applicable Japanese law.  COMPANY further warrants that it will convey good title to all Products delivered to DISTRIBUTOR free from any security interest, liens or other encumbrance.  COMPANY will provide, when requested by DISTRIBUTOR, certification that, to the best of its knowledge, it is in compliance with U.S. and applicable Japanese laws, statutes, rules, and regulations and relevant orders relating to the manufacture, use, distribution and sale of the Products.  COMPANY’S SOLE OBLIGATION UNDER THE FOREGOING WARRANTY SHALL BE, AT COMPANY’S SOLE ELECTION, TO EITHER REPLACE THE RELEVANT PRODUCT OR REFUND DISTRIBUTOR’S FULLY-LANDED PURCHASE PRICE FOR SUCH PRODUCT.  Such obligation shall be subject to COMPANY being granted the reasonable opportunity to inspect, at COMPANY’s expense, the defective Product at the location of its use or storage and, upon request in accordance with COMPANY’s instruction, return of the Product to COMPANY at COMPANY’s cost.  Any such replacement of Products may be made by substitution of any similar Product meeting substantially identical quality specifications and payment by COMPANY of all freight, handling and duty charges or taxes incident to the delivery of such replacement Products.  Upon request by COMPANY, in accordance with COMPANY’s instruction, DISTRIBUTOR shall return the Product to COMPANY at COMPANY’s cost; provided, however, that IN THE EVENT THAT THE RETURN OF A PRODUCT POSES A HEALTH RISK, DUE TO THE POSSIBILITY THAT SUCH PRODUCT HAS BEEN EXPOSED TO AN INFECTIOUS DISEASE OR OTHERWISE, COMPANY, DISTRIBUTOR AND THE END-USER SHALL DETERMINE A MUTUALLY SATISFACTORY METHOD FOR COMPANY TO INSPECT OR OTHERWISE OBTAIN ADDITIONAL INFORMATION ABOUT THE PRODUCT IN ORDER FOR COMPANY TO DETERMINE ITS OBLIGATION UNDER THE FOREGOING WARRANTY.  NOTWITHSTANDING THE FOREGOING, COMPANY MAKES NO WARRANTY, NOR SHALL IT HAVE ANY OTHER OBLIGATION TO DISTRIBUTOR WITH RESPECT TO ANY PRODUCT SOLD HEREUNDER, TO THE EXTENT THAT, PRIOR TO USE, SUCH PRODUCT HAS EXCEEDED ITS UBD ACCORDING TO THE PRODUCT’S LABEL OR HAS NOT BEEN USED, HANDLED OR STORED IN ACCORDANCE WITH COMPANY GUIDELINES AS COMMUNICATED BY COMPANY TO DISTRIBUTOR.

Without limiting the generality of the foregoing, and except as provided in Section 12.1, DISTRIBUTOR shall not purport to give, or assume on behalf of COMPANY, any other or different guarantee, warranty, obligation or liability whatsoever, including without limitation liability for loss or damage to person or property resulting from default or defect in design, workmanship or material or goods of any kind, other than stipulated in such warranties as COMPANY may specify from time to time.  Furthermore, DISTRIBUTOR shall only give such warranties as specified in this Section 10.1 or as specified by COMPANY from time to time on its own behalf and shall not give such other or different warranties or guarantees on its own behalf unless DISTRIBUTOR obtains the prior written consent of COMPANY on each such occasion.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-11
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXCEPT AS EXPRESSLY PROVIDED ABOVE AND IN SECTION 12.1 BELOW, COMPANY GRANTS DISTRIBUTOR NO OTHER WARRANTIES, WHETHER EXPRESS,  IMPLIED OR BY STATUTE  REGARDING THE PRODUCTS, THEIR FITNESS FOR ANY PARTICULAR PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY OR OTHERWISE.

10.2	Rejection of Products.

(i)           DISTRIBUTOR shall inspect all Products promptly upon receipt thereof and may reject any Product that fails in any material way to meet the then-current specifications for such Product.  Any Product not properly rejected within thirty (30) days of receipt of such Product by DISTRIBUTOR (the “Rejection Period”) shall be deemed accepted.  To reject a Product, DISTRIBUTOR shall, within the Rejection Period, notify COMPANY of its rejection and request a Material Return Authorization (“MRA”) number.  COMPANY shall provide the MRA number to DISTRIBUTOR within seven (7) days of receipt of the request.  Within seven (7) days of receipt of the MRA number, DISTRIBUTOR shall return to COMPANY the rejected Product, freight collect, with the MRA number displayed on the outside of the carton.  COMPANY reserves the right to refuse to accept any rejected Products that do not bear an MRA number on the outside of the carton.  As promptly as possible but no later than thirty (30) working days after receipt of properly rejected Products, COMPANY shall, at its option and expense, either replace the Products or refund DISTRIBUTOR’s original fully landed purchase price for the Products.  COMPANY shall pay the cost of shipping charges incurred by DISTRIBUTOR for properly rejected products.

(ii)           Notwithstanding the foregoing, Products which are found to be defective for failure to conform to COMPANY’s specifications at an end-user’s site shall be initially replaced by DISTRIBUTOR.  COMPANY shall then replace such defective Products with Products meeting specifications within thirty (30) days of (1) receipt of the defective Products, or (2) confirmation by DISTRIBUTOR that such defective Products have been disposed of by an end-user and receipt of a completed customer complaint form.  The final good faith determination concerning non-conformance of any Product shall rest solely with COMPANY.

11.  PATENTS, TRADEMARKS, COPYRIGHTS;

PROPRIETARY AND CONFIDENTIAL INFORMATION

11.1	Trademark License.

COMPANY hereby grants to DISTRIBUTOR a non-exclusive, royalty-free right and license (with right of sub-license to sub-distributors appointed under Section 2.2) to use the trademarks, trade names, copyrights, and other intellectual property (except patents which are expressly excluded from this Agreement) of COMPANY as communicated to DISTRIBUTOR from time to time (hereinafter referred to as the “Trademarks”) in connection with the sale or other distribution, promotion, advertising and maintenance of the Products under this Agreement.  DISTRIBUTOR may indicate in its advertising and promotion and on its stationery that it is an “authorized exclusive distributor” of the Products for the Territory.  DISTRIBUTOR has no permission to and will not adopt, use or register as a trademark, trade name, business name, or corporate name or part thereof, whether during the term of this Agreement or after its termination, any word, or symbol confusingly similar to any Trademarks.  Furthermore, upon request and at COMPANY’s expense, DISTRIBUTOR shall discontinue or cancel the registration of any and all Trademarks utilized and registered by DISTRIBUTOR in connection with the Products prior to or after the execution of this Agreement, except as provided in Section 13.2 (iii).

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-12
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2	Duty to Preserve Confidentiality.

Without the prior written consent of the supplying Party, no receiving Party, its officers, agents, or employees shall, in any manner whatsoever for use in any way for its own account or for any third- party disclose or communicate to a third-party, any technical, engineering, manufacturing, business, financial, or other information or know-how (hereinafter referred to as the “Confidential Information”) generated by any Party hereto and acquired directly or indirectly by the other Party.  Nothing in this Section 11.2 shall prevent disclosure or use of information: (i) previously known to the receiving Party; (ii) which is or later becomes public knowledge, by publication or otherwise, through no breach of this Agreement by the receiving Party; (iii) which is properly acquired by the receiving Party from a third-party having the legal right to disclose such information; (iv) which is required to be disclosed by a governmental or judicial authority; or (v) which the receiving Party can demonstrate in writing was independently developed without reference to or reliance upon the other Party’s Confidential Information.  No receiving Party shall, in any manner whatsoever for use in any way for its own account or for the account of any third-party, disclose or communicate to a third-party, any Confidential Information for any purpose except for the purpose for which such Confidential Information was supplied, and such receiving Party shall take every reasonable precaution to protect the confidentiality of such information.  Each Party acknowledges that any breach of any obligation under this Section 11.2 is likely to cause or threaten irreparable harm to the other Party, and accordingly, each Party agrees that in such event the non-breaching Party shall be entitled to equitable relief to protect its interests, including, but not limited to, preliminary and permanent injunctive relief.

11.3	Proprietary.

DISTRIBUTOR acknowledges that the Products are proprietary to COMPANY and may not be copied and that all rights of design and invention are reserved by COMPANY.

12.  INDEMNITIES

12.1	Indemnity.

COMPANY shall, at its own expense, defend, indemnify and hold harmless DISTRIBUTOR, its officers, directors, employees, agents, successors and assigns (the “Indemnified Parties”) against any and all liabilities, claims, actions, suits, fines, penalties, losses, settlements, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively “Losses”) relating to or arising out of any suit, claim or proceeding instituted against any of the Indemnified Parties by any third-party or incurred in connection therewith, alleging that: (i) any patent, trademark or any other intellectual property right of COMPANY infringes the intellectual property rights of such third-party; or (ii) any defect in the Products or their design or manufacture caused bodily injury or death to any person or damage to any property.  Notwithstanding the foregoing, COMPANY shall not be responsible for such Losses as set forth in this section to the extent that: (a) such Product has been altered, modified or tampered with by DISTRIBUTOR directly resulting in such Product defect; or (b) such Product has been misused as a result of DISTRIBUTOR’s unauthorized representation about the Product directly resulting in such Losses; or (c) such Losses arise directly out of any negligence, recklessness or willful misconduct by DISTRIBUTOR or any of its employees; or (d) DISTRIBUTOR fails to give COMPANY reasonable written notice of any such claim as soon as is reasonably practicable.  COMPANY shall have the sole control of the defense and/or settlement of any claim subject to indemnification under this Section 12.1; provided, however, that COMPANY shall not control or settle any such claim without prior consultation with DISTRIBUTOR.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-13
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.2	Infringing Products.

If a claim of patent or other proprietary right infringement is made by a third-party with respect to a Product, then COMPANY, at its option and expense, shall (i) obtain for DISTRIBUTOR the right to continue to market and distribute the Product, (ii) replace the Product with a functionally-equivalent non-infringing Product, (iii) modify the Product so that it becomes non-infringing, so long as the functionality of the Product is not thereby adversely affected, and replace the infringing Product with such modified Product or (iv) have dismissed, settle or otherwise cause such claim to be withdrawn.  If COMPANY is unable to accomplish any of the foregoing within one hundred eighty (180) days of the initial infringement claim and the ability of DISTRIBUTOR to market such Product is effectively prevented by a court of relevant jurisdiction in the Territory, then COMPANY shall grant DISTRIBUTOR a full refund of DISTRIBUTOR’s fully-landed cost for all affected Products and accept return of such Products at COMPANY’s expense, the Parties shall remove all such affected Products from then current and future MPL and adjust DISTRIBUTOR’s MPL accordingly and this Agreement shall be terminated with respect to such affected Product.  If partial termination of this Agreement with respect to one or more Products pursuant to this Section 12.2 results in a greater than fifty percent (50%) decrease in DISTRIBUTOR’s total sales of Products in the three (3) month period following any such partial termination as compared to the average quarterly sales over the twelve-month period immediately preceding the third-party claim which precluded DISTRIBUTOR from marketing and distributing any Product, then DISTRIBUTOR shall have the option to terminate this Agreement in its entirety, subject to Section 13.2.

13.  TERMINATION

13.1	Cancellation for Cause.

COMPANY or DISTRIBUTOR, as the non-defaulting Party, may cancel this Agreement, immediately by providing written notice to the other Party, upon the occurrence of any of the following events:

(i)           The other Party becomes insolvent or is unable to pay its debts as they mature or ceases to pay in the ordinary course of business its debts as they mature; or the other Party makes an assignment for the benefit of its creditors; or a receiver, liquidator, custodian, trustee or the like is appointed for the other Party or its property; or the other Party commences a voluntary case under any applicable bankruptcy or insolvency law or consents to the entry of an order for relief in any involuntary case, or a court with jurisdiction enters a decree for relief in any involuntary case involving the other Party.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-14
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)           The other Party defaults in the material performance of any of its obligations under this Agreement and fails to cure such default within sixty (60) days after written notice thereof from the non-defaulting Party.

13.2	Obligations upon Cancellation or Termination.

Upon the expiration of this Agreement or its termination in accordance with Section 8.6(vi), Section 12.2 or Section 13.1 above, and after allowance for any applicable cure periods, DISTRIBUTOR and COMPANY each promise to do the following immediately:

(i)           DISTRIBUTOR shall pay to COMPANY all amounts which are then due and payable by DISTRIBUTOR to COMPANY under this Agreement less any such amounts which reasonably may be set-off by DISTRIBUTOR based on a dispute or otherwise arising out of or related to this Agreement.

(ii)           Each Party shall return to the other Party all Confidential Information of the other Party in its possession or under its control, together with a statement signed by an officer or duly authorized representative of the Party to the effect that all of the Confidential Information has been returned to the other Party.

(iii)           Except to the extent that DISTRIBUTOR requires use of the Trademarks in order to exercise DISTRIBUTOR’s right to sell any existing inventories of Products upon the expiration or termination of this Agreement, as provided for in Section 13.2(iv), DISTRIBUTOR shall cease to use any of the Trademarks and return to COMPANY all materials supplied to DISTRIBUTOR by COMPANY which contain any of the Trademarks.  Furthermore, upon receipt of written notice from COMPANY, DISTRIBUTOR shall dispose of all packaging, labels, brochures, lists, and other similar materials containing any of the Trademarks in accordance with COMPANY’s instructions, except for those materials necessary for DISTRIBUTOR’s continuing sale of existing inventories of Products provided for in Section 13.2(iv).  COMPANY shall reimburse DISTRIBUTOR for the direct costs (exclusive of overhead) and disposal costs of such materials.

(iv)           COMPANY or its successor (A) shall repurchase all sterile Products with a UBD at the date of termination or expiration of this Agreement of twenty-five percent (25%) of the intended maximum shelf life remaining or greater at DISTRIBUTOR’s original landed cost plus any consumption tax applicable in the Territory to sales or deliveries of Products to a third-party in the Territory; provided, however, that any Products with twenty-five percent (25%) or more of the UBD remaining but less than fifty percent (50%) of the UBD remaining shall be subject to a ten percent (10%) restocking fee to be charged by COMPANY, and (B) shall pay DISTRIBUTOR for all documented out of pocket expenses directly related to all Shonin then held by DISTRIBUTOR; provided, however, that DISTRIBUTOR shall have the absolute right to continue to sell any such Products not repurchased by COMPANY in accordance with this Section 13.2(iv).  All payments by COMPANY under this Section 13.2(iv) shall be made by wire transfer to an account to be specified by DISTRIBUTOR on or prior to thirty (30) days after DISTRIBUTOR has delivered the Products and provided COMPANY with an invoice.

For purposes of this Section 13.2(iv), “out of pocket expenses” shall include any Product costs, documentation, Product testing fees, and any clinical trial related expenses, etc.  Specifically excluded from “out of pocket expenses” are DISTRIBUTOR overhead, salary, travel expenses and other expenses, which derive from the operation of DISTRIBUTOR’s business as an ongoing business concern in the Territory.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-15
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)           Subject to payment by COMPANY to DISTRIBUTOR of all out of pocket expenses, as described in Section 13.2(iv) above, DISTRIBUTOR shall diligently and expeditiously take the necessary steps to transfer any Shonin held by DISTRIBUTOR for the Products to a third-party affiliated with COMPANY, and located and organized under the law of the Territory, that is authorized and legally entitled to hold the Shonin.

(vi)           During the period that the Shonin are in the process of being transferred, DISTRIBUTOR shall otherwise cooperate with COMPANY by importing and reselling the Products to COMPANY’s next authorized distributor at DISTRIBUTOR’s fully landed cost for the Products plus a mark-up of twenty percent (20%) and any applicable consumption tax.  The general purchase and sales terms of this Agreement will govern the sale of Products during this transfer period.  COMPANY expressly agrees to indemnify DISTRIBUTOR for any non-payment by COMPANY’s next distributor for Products so resold by DISTRIBUTOR or for any other non-performance of DISTRIBUTOR out of DISTRIBUTOR’s immediate control during such transfer period.

(vii)           In the event that COMPANY or its successor exercises its right to terminate this Agreement pursuant to Section 14.3(ii) below, COMPANY shall be obligated to pay DISTRIBUTOR a termination fee which shall be calculated in accordance with the following table (the “Change of Control Termination Fee”):

If Change in Control termination occurs during:	Then the Change of Control Termination Fee shall be equal to:	Multiplied by a factor of
Period from the Effective Date up to the end of Contract Year 3	Termination not permitted due to a Change in Control (defined below).
Contract Years 4 or 5	DISTRIBUTOR’s gross profit from the Products in the twelve (12) month period immediately preceding termination of this Agreement	[ * ]
the Renewal Period		[ * ]

Gross profit shall mean net sales in YEN of the Products less the price of the Products paid by DISTRIBUTOR to COMPANY in YEN.

In the event that COMPANY challenges the applicability or efficacy of COMPANY’s Change of Control Termination Fee, or if this provision is held to be void or unenforceable for any reason, DISTRIBUTOR shall be entitled to all remedies provided at law, including attorney’s fees.  The Parties expressly acknowledge that substantial injury will result to DISTRIBUTOR upon a termination of this Agreement by COMPANY or its successor pursuant to Section 14.3(ii) below.  The Parties further expressly acknowledge that it may be difficult or impossible to determine with precision the amount of monetary damages that would be required to compensate DISTRIBUTOR for such injury.  Accordingly, the Parties have made a good-faith effort to accurately determine what those damages might be and the amount agreed to as reasonable by the Parties is COMPANY’s Change of Control Termination Fee.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-16
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(viii)           If any portion of the Note is still outstanding, COMPANY shall immediately repay to DISTRIBUTOR the principal balance of the Note and any accrued interest owed at the time of such repayment.

14.  GENERAL PROVISIONS

14.1	Force Majeure.

Save in respect of payments due under this Agreement, neither Party to this Agreement is responsible to the other Party for nonperformance or delay in performance of the terms and conditions herein due to any event of force majeure, including without limitation acts of god, acts of government, wars, civil disturbances, strikes and other labor unrest, accidents in transportation or other cause beyond the control of the Parties.  The Party whose performance is prevented under this paragraph shall immediately inform the other Party of the state of affairs.  Notwithstanding the foregoing, should any Party be prevented from materially performing its obligations under this Agreement due to any such event of force majeure for a period in excess of four (4) months, then the other Party may elect to terminate this Agreement upon delivery of thirty (30) days’ prior written notice to such effect.

14.2	Relationship between Parties.

DISTRIBUTOR’s relationship to the COMPANY shall be that of an independent contractor.  Nothing contained in this Agreement shall make DISTRIBUTOR a partner, joint venturer, employee, or agent of COMPANY for any purpose whatsoever.  DISTRIBUTOR shall not sign any contract in the name of COMPANY, shall not purport to bind COMPANY in any way to any obligation, and shall not hold itself out or purport to act as COMPANY’s legal partner or legally empowered agent or representative for any purpose whatsoever.

14.3	Successors, Nonassignability.

(i)           This Agreement and each and every covenant, term and condition hereof is binding upon and inures to the benefit of the Parties hereto and their respective successors and permitted assigns.  Except as provided in Section 2.2 above, neither this Agreement nor any rights hereunder may be assigned by DISTRIBUTOR directly, indirectly, voluntarily or by operation of law, without first receiving the prior written consent of COMPANY.  In the event of (A) any consolidation of COMPANY with or merger of COMPANY with or into another entity, or (B) any sale, transfer or lease of all or substantially all the Product related assets of COMPANY, or (C) any event in which any person or group of persons acting in concert acquire more than fifty percent (50%) of the voting stock of COMPANY (each, a “Change in Control”), COMPANY shall to such extent assign its rights and obligations under this Agreement to such acquirer of COMPANY’s stock or assets.  COMPANY shall further provide DISTRIBUTOR with prior written notice of such assignment accompanied by a written undertaking of the assignee that the assignee shall be bound by this Agreement and assume all obligations of COMPANY under this Agreement.

(ii)           Provided that such Change in Control occurs, COMPANY or COMPANY’s successor shall have ninety (90) days from the date of such a Change in Control to notify DISTRIBUTOR in writing of its intention either to terminate this Agreement at any time on or after the beginning of the first day of Contact Year 4 or to accept the assignment of and assume all rights and obligations of COMPANY under the terms and conditions of this Agreement.  In the event that COMPANY or COMPANY’s successor notifies DISTRIBUTOR within ninety (90) days of the Change in Control that it has chosen to terminate this Agreement at any time on or after the beginning of the first day of Contact Year 4, then COMPANY shall pay to DISTRIBUTOR by wire transfer to an account to be specified by DISTRIBUTOR the Change of Control Termination Fee set forth in Section 13.2(vii) within seven (7) days after termination of this Agreement.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-17
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.4	Survival of Obligations.

Both Parties agree that the obligations described in Sections 4.1(x), 5.1(xii), 8.5, 10.1, 13.2 and Articles 7, 9, 11, 12 and 14 of this Agreement shall survive any termination, cancellation, or expiration of this Agreement.

14.5	Remedies.

The rights and remedies of each Party under this Agreement are not exclusive but shall be in addition to all of the rights and remedies to which a Party is entitled against the other Party under the law governing this Agreement.

14.6	Notices.

Unless otherwise specified, any notice required by this Agreement shall be made in a writing sent by prepaid certified mail, overnight courier or any means of electronic communications with confirmation copy sent by certified mail to the addresses first listed above, until notice of another address shall be given in the manner provided herein.  All notices, consents or requests shall be effective from the date of transmission if sent by facsimile, seven (7) days if sent by certified mail and when received if sent by international courier.

14.7	Disputes.

In the event there arises a dispute between the Parties as to the performance or interpretation of any of the provisions of this Agreement, or as to matters related to but not covered by this Agreement, the Parties shall first attempt to find a mutually agreeable solution by consultation in good faith.  If the matter has not been resolved within thirty (30) days of their first meeting to resolve a dispute, then any such dispute shall be determined finally by final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association.  The place of arbitration shall be either (a) Redwood City, California, U.S.A. if initiated and brought by DISTRIBUTOR or (b) Tokyo, Japan if initiated and brought by COMPANY and the language of the arbitration shall be English.  The arbitral tribunal shall consist of a single arbitrator.  If the Parties shall not have agreed upon an arbitrator within thirty (30) days of the notice of arbitration, then the Administrator of the American Arbitration Association shall appoint one.  At minimum, the arbitral tribunal shall be experienced in cross-border transactions in the area of medical devices.  The unsuccessful Party in an arbitration shall pay and discharge all reasonable costs and expenses (including reasonable attorneys’ fees) which are incurred by the other Party in enforcing this Agreement.

Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof.  The Parties acknowledge that this Agreement and any award rendered pursuant to it shall be governed by the 1958 United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Award.

Pending the submission to arbitrators and thereafter until the single arbitrator renders the award, the Parties shall, except in the event of termination, continue to perform all their obligations under this Agreement without prejudice to a final adjustment in accordance with the award.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-18
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Nothing herein shall prevent any party from seeking injunctive relief from any court of competent jurisdiction, in order to preserve assets, prevent irreparable harm or as otherwise appropriate.

14.8	Unenforceable Terms.

In the event any term or provision of this Agreement shall for any reason be invalid, illegal or unenforceable in any respect, it shall be deemed separate and shall not affect any other provisions hereof or the validity hereof.  The Parties agree to re-negotiate in good faith any term or provision held invalid and to be bound by the mutually agreed substitute term or provision.

14.9	Waivers.

No waiver of any of the terms and conditions of this Agreement shall be effective for any purpose, unless expressed in a writing and signed by the Party thereto giving the same, and any such waiver shall be effective only in the specific instance and for the purpose given.

14.10	Governing Law; Headings.

This Agreement shall be governed by and construed in accordance with the substantive law of the State of California, U.S.A. excluding  (a) any conflict of laws rule, or principle therein contained under which any other law would be made applicable, and (b) the United Nations Convention on Contracts for the International Sale of Goods.  The headings to the paragraphs of this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

14.11	Entire Agreement, Modification.

This Agreement constitutes the entire and final agreement between the Parties on the subject matter hereof and supersedes any and all prior oral or written agreements or discussions on the subject matter hereof.  This Agreement may not be modified in any respect except in a writing which states the modification and is signed by both Parties hereto.

14.12	Further Assurances.

The Parties agree to execute any and all such further agreements, instruments or documents, and to take any and all such further action as may be necessary or desirable to carry out the provisions hereof and to effectuate the purposes of this Agreement.

14.13	Schedule.

The schedule attached hereto is incorporated herein by this reference and expressly made a part hereof as fully as though completely set forth herein.

14.14	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-19
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, this Agreement has been prepared in two (2) original copies and the Parties and/or their duly authorized representatives have placed their signatures here below.

CARDICA, INC.

By:	/s/ Bernard Hausen

Name:	Bernard Hausen, MD

Title:	President & CEO

CENTURY MEDICAL, INC.

By:	/s/ Akira Hoshino

Name:	Akira Hoshino

Title:	President & CEO

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-20
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.  Products and Prices

Microcutter Xpress 30	EXW Transfer Price
4 deployments	$[ * ] each
6 deployments	$[ * ] each
8 deployments	T.B.D.
Microcutter Xpress 45
4 deployments	$[ * ] each
6 deployments	$[ * ] each
8 deployments	T.B.D.
Xchange	T.B.D.
fleXchange (5mm)	T.B.D.
30mm
45mm

Transfer Prices set forth above are estimated pricing to DISTRIBUTOR as of the Effective Date.  Transfer Prices under this Agreement will be determined once final specifications, configurations and manufacturing costs are known to COMPANY.

COMPANY shall on a case-by-case basis prepare price quotations for custom-made Products based upon DISTRIBUTOR’s specific inquiry, taking into consideration expected purchase volumes.

Distribution Agreement		September 2, 2011
Cardica, Inc.	Initial BH	page-21
Century Medical, Inc.	Initial AH

[ * ]   = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.